Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
The Orrick Building 405 Howard Street
San Francisco, CA 94105-2669
+1-415-773-5700
orrick.com

December 4, 2020

Twist Bioscience Corporation

681 Gateway Blvd.

South San Francisco, CA 94080

Re: 3,211,362 Shares of Common Stock of Twist Bioscience Corporation

Ladies and Gentlemen:

We have acted as counsel for Twist Bioscience Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to 3,136,362 shares of common stock, par value $0.00001 per share, of the Company (the “Primary Shares”), and the sale of 75,000 shares of common stock, par value $0.00001 per share, of the Company held by certain selling stockholders of the Company (the “Secondary Shares” and together with the Primary Shares, the “Shares”), pursuant to an automatic shelf registration statement on Form S-3 (Registration Statement No. 333-238906) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus dated June 3, 2020 included therein (the “Base Prospectus”), and the prospectus supplement dated December 2, 2020, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company and the selling stockholders identified in the Prospectus in the manner described in the Registration Statement and the Prospectus. The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K (the “Current Report”).

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors of the Company and its Special Finance Committee relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Prospectus, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

December 4, 2020

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. the Shares to be issued and sold by the Company have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable; and

2. the Shares to be sold by the Selling Stockholders have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

December 4, 2020

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP